UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2007

K&F Industries Holdings, Inc.	K&F Industries, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

DELAWARE	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
333-124870	33-29035
(Commission File Number)	(Commission File Number)
20-1844325	34-1614845
(IRS Employer Identification No.)	(IRS Employer Identification No.)
50 Main Street, 4th Floor, White Plains, NY	10606
(Address of Principal Executive Offices)	(Zip Code)

(914) 448-2700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On March 5, 2007, K&F Industries Holdings, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Meggitt-USA, Inc., a Delaware corporation (“Purchaser”), and Ferndown Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Merger Sub”, and together with Purchaser, the “Purchaser Companies”).  Pursuant to the Merger Agreement, Merger Sub will merge (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Purchaser.  Meggitt PLC, a public limited company organized under the laws of England and Wales and the parent company of Purchaser (“Parent”) entered into a Guaranty and Undertakings Agreement dated as of March 5, 2007 pursuant to which Parent irrevocably and unconditionally agreed to guaranty the obligations of the Purchaser Companies under the Merger Agreement and to comply with all the obligations imposed on it or its subsidiaries therein.  The Company entered into the Merger Agreement following the unanimous approval of its Board of Directors (the “Board”).  Goldman Sachs & Co. acted as financial advisor to the Company in connection with the transaction.

At the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than (i) shares owned by the Purchaser Companies or their subsidiaries, or in the treasury of the Company and (ii) shares held by stockholders properly demanding and perfecting appraisal rights) will be converted into the right to receive $27.00 in cash, without interest.  Holders of previously awarded stock options will receive cash payments at closing equal to the sum of the difference between the per-share option exercise prices of their respective options and $27.00 for each share subject to an option.

The completion of the Merger is subject to terms and conditions customary for a transaction of this type, including approval by the Company’s stockholders and Parent’s shareholders, expiration of the Hart-Scott-Rodino regulatory waiting period, the receipt of certain other governmental approvals and the absence of a material adverse effect with respect to the Company.  The Merger is expected to close during the second quarter of 2007, subject to customary closing conditions.

The Purchaser Companies will finance the Merger and the other transactions contemplated by the Merger Agreement, including the payment of the Merger consideration, through a combination of committed debt and equity financing raised by Parent.   In connection with the Merger, Parent has entered into an underwriting agreement (the “Underwriting Agreement”) with respect to the issuance of new Parent shares in an underwritten rights offering and a definitive credit agreement with respect to the debt portion of its financing.  The Merger is not subject to any financing condition following admission of the new Parent shares to the London Stock Exchange on the date after its shareholder approval at a special shareholder meeting (currently scheduled for March 27, 2007).  However, prior to such admission, limited financing conditions apply.  In the event the underwriters terminate the Underwriting Agreement because there has been a material adverse change in Parent or the relevant financial markets prior to admission, or Parent’s shareholders do not approve the Merger and the rights offering, either of Purchaser or the Company would be permitted to terminate the Merger Agreement subject to reimbursement of the Company’s reasonably documented expenses up to the maximum amount described below.  In the event Purchaser’s Board of Directors changes it recommendation and the underwriters terminate the Underwriting Agreement for any other reason, or Parent does not complete its equity financing by a specified date (or a later date in certain limited circumstances), in each case subject to certain limited exceptions, the Company in either case, and either Purchaser or the Company in the former case, would be permitted to terminate the Merger Agreement subject to payment by Purchaser to the Company of a reverse termination fee in the amount described below.

In connection with the Merger Agreement, investment partnerships controlled by Aurora Capital Group (“Aurora”), together with certain other co-investors and certain of the Company’s officers and directors have entered into Stockholders’ Agreements with Purchaser pursuant to which they have agreed not to transfer any of their shares (representing collectively approximately 36% of the Company’s outstanding shares) and to vote all of their shares in favor of the adoption and approval of the Merger Agreement.   These Stockholders’ Agreements terminate upon termination of the Merger Agreement, provided that certain conditions have been satisfied.  In addition, certain other co-investors, who currently own approximately 15% of the Company’s outstanding shares subject to a proxy held by Aurora or a voting agreement are generally required to vote their shares in favor of the Merger to the extent such co-investors continue to hold such shares.

Pursuant to a “go shop” provision included in the Merger Agreement, the Company and its advisors are permitted and intend to actively solicit Acquisition Proposals (as defined in the Merger Agreement) from third parties until March 25, 2007, or until a later date in certain limited circumstances if Parent’s shareholder meeting is postponed.  After that date, until receipt of the approval of the Company’s stockholders at a special meeting, the Company is not permitted to solicit Acquisition Proposals and may only provide information with respect to the Company and engage in discussions or negotiations with a third-party that has made an Acquisition Proposal that the Board believes in good faith to be bona fide, and determines in good faith after consultation with its financial advisors and outside counsel, constitutes or may reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).  If the Board concludes in good faith, after consultation with its outside counsel and financial advisors that any such Acquisition Proposal constitutes a Superior Proposal and otherwise complies with the applicable sections of the Merger Agreement, the Company may then terminate the Merger Agreement so long as it concurrently enters into a definitive agreement with respect to such Superior Proposal and concurrently pays to Purchaser a termination fee and reimburses Purchaser for certain reasonably documented expenses up to the maximum amount described below.  If the Company’s stockholders do not approve the Merger at the special meeting, the Company may also be obligated to reimburse Purchaser for certain reasonably documented expenses up to the maximum amount described below.

The Merger Agreement contains certain termination rights for both the Company and Purchaser.  The Merger Agreement provides that in certain circumstances, upon termination, the Company may be required to pay Purchaser a termination fee of $15 million and/or up to $35 million of the reasonably documented expenses of Purchaser Companies and Parent.  The Merger Agreement further provides that, in certain other circumstances, upon termination, Parent may be required to pay the Company a termination fee of £14.1 million or the reasonably documented expenses of the Company, up to $10 million.  In certain other termination events, no payments are required to be made by either party.

Under the Merger Agreement, the Company has also agreed to, as soon as reasonably practicable after receiving a written request from Purchaser to do so, cause the Company’s wholly-owned subsidiary, K&F Industries, Inc., to commence an offer to purchase and/or consent solicitation in respect its outstanding 7 3/4% Senior Subordinated Notes due 2014.  The completion of any such tender offer and/or consent solicitation will be conditioned upon the completion of the Merger.

The Company and the Purchaser Companies have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing, financing, and activities related to the obtainment of stockholder approval and necessary governmental approvals for the Merger.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement.  In addition, such representations and warranties (i) have been qualified by the disclosures made to the other party in connection to the Merger Agreement, (ii) will not survive the consummation of the Merger, (iii) at the closing of the Merger, must only be true and correct subject to the standards contained in Sections 6.2 and 6.3 of the Merger Agreement, which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, subject to being true and correct, with certain exceptions, as of the closing.

The foregoing description of the Merger Agreement, the Guaranty and Undertakings Agreement and the Stockholders’ Agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and related documents, which are filed as Exhibits hereto and are incorporated herein by this reference.

Additional Information

The Company plans to mail a notice and proxy statement with respect to the Merger Agreement, and file this proxy statement with the SEC shortly.  This proxy statement will contain important information about the Company, Purchaser, the proposed Merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the Merger.  In addition to receiving the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company.  This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger.  Information regarding any interests that the Company’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Forward-Looking Statements

This Current Report on Form 8-K contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of the Company by Purchaser and the risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, the Company and its industry.  Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary approval by the Company’s stockholders and Parent’s shareholders, antitrust clearance and certain other governmental approvals in a timely manner or at all, (ii) the failure, under certain circumstances, of Meggitt to meet the conditions set forth in its financing documents and (iii) the satisfaction of various other closing conditions contained in the Merger Agreement.  Other potential risks and uncertainties are discussed in the Company’s reports and other documents filed with the SEC from time to time.  The Company assumes no obligation to update the forward-looking information.  Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company’s management.  Inclusion of such forward-looking statements herein should not be regarded as a representation by the Company that the statements will prove to be correct.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits:

Exhibit 2.1             Agreement and Plan of Merger dated as of March 5, 2007 by and among K&F Industries Holdings, Inc. Ferndown Acquisition Corp. and Meggitt -USA, Inc.

Exhibit 10.1          Guaranty and Undertakings Agreement dated as of March 5, 2007 by and among Meggitt  PLC and K&F Industries Holdings, Inc.

Exhibit 10.2          Stockholders Agreements by and among the Company, Purchaser and the stockholder signatories thereto.

Exhibit 99.1          Press Release dated March 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K&F Industries Holdings, Inc.

Date: March 6, 2007	By:	/s/ Ronald H. Kisner
		Name:	Ronald H. Kisner
		Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K&F Industries, Inc.

Date: March 6, 2007	By:	/s/ Ronald H. Kisner
		Name:	Ronald H. Kisner
		Title:	Executive Vice President, Secretary and General Counsel